                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                               FORM 8-K/A NO. 1
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):    January 31, 1997


                            JONES INTERCABLE, INC.
                            ----------------------
            (Exact name of registrant as specified in its charter)


        Colorado                    1-9953                   84-0613514
        --------                    ------                   ----------
(State of Organization)      (Commission File No.)         (IRS Employer
                                                         Identification No.)


P.O. Box 3309, Englewood, Colorado 80155-3309              (303) 792-3111
---------------------------------------------------        --------------
(Address of principal executive office and Zip Code        (Registrant's
                                                            telephone no.
                                                         including area code)

Item 7.    Financial Statements
           --------------------

           The following described financial statements are being filed as an amendment to the Form 8-K dated February 7, 1997 of Jones Intercable, Inc. in connection with the acquisition by Jones Communications of Maryland, Inc., a wholly owned subsidiary of Jones Intercable, Inc., of the cable television system operating in and around North Prince George's County, Maryland (the "North Prince George's County System").

      a.   Financial statements of businesses acquired.  Historical financial
           -------------------------------------------
statements of Maryland Cable Partners, L.P.

      b.   Pro forma financial information.  Consolidated pro forma financial
           -------------------------------
statements of Jones Intercable, Inc. reflecting the acquisition of the North Prince Georges's County System.

INDEPENDENT AUDITORS' REPORT



The Partners
Maryland Cable Partners, L.P.:


We have audited the accompanying balance sheets of Maryland Cable Partners, L.P. (the "Partnership") as of December 31, 1996 and 1995, and the related statements of operations, partners' capital, and cash flows for years then ended. These financial statements are the responsibility of the Partnership's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maryland Cable Partners, L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Washington, D.C.
April 4, 1997

MARYLAND CABLE PARTNERS, L.P.

Balance Sheets

December 31, 1996 and 1995

(In thousands)

--------------------------------------------------------------------------------
ASSETS (note 4)                                             1996       1995
--------------------------------------------------------------------------------

Current assets:
   Cash and cash equivalents                            $   4,526      4,550
   Accounts receivable, net of allowance of $337 in
     1996 and $240 in 1995                                  1,504      1,690
   Prepaid expenses and other assets                          650        321
--------------------------------------------------------------------------------

Total current assets                                        6,680      6,561

Property and equipment, net (note 2)                       43,627     42,582
Other assets, net (note 3)                                 93,750    106,367
--------------------------------------------------------------------------------
                                                        $ 144,057    155,510
================================================================================
LIABILITIES AND PARTNERS' CAPITAL
--------------------------------------------------------------------------------

Current liabilites:
   Current maturities of long-term debt (note 4)        $  83,288      3,150
   Accounts payable and accrued liablities (note 6)         4,059      4,637
   Accrued interest                                           201        325
--------------------------------------------------------------------------------

Total current liabilities                                  87,548      8,112

Long-term debt (note 4)                                        26     83,504
Partners' capital (note 5)                                 56,483     63,894
--------------------------------------------------------------------------------

Commitments and contingencies (notes 4 and 8)           $ 144,057    155,510
================================================================================

See accompanying notes to finanical statements.

MARYLAND CABLE PARTNERS, L.P.

Statements of Operations

Years ended December 31, 1996 and 1995

(In thousands)

================================================================================
                                                         1996       1995
--------------------------------------------------------------------------------

Cable television revenues                           $  49,696     46,816

Operating expenses:
   Programming costs                                   11,148     10,975
   Selling, service, and system management              6,940      6,768
   General and administrative                           9,675      9,269
   Management fees and expenses (note 6)                2,349      2,254
   Depreciation and amortization                       19,456     18,175
--------------------------------------------------------------------------------
                                                       49,568     47,441
--------------------------------------------------------------------------------
Operating income (loss)                                   128       (625)
--------------------------------------------------------------------------------

Other expenses (income):
   Interest expense (note 4)                            7,142      8,166
   Interest income                                       (196)      (173)
   Other, net                                             593        595
--------------------------------------------------------------------------------
                                                        7,539      8,588
--------------------------------------------------------------------------------
Net loss                                            $  (7,411)    (9,213)
================================================================================

See accompanying notes to financial statements.

MARYLAND CABLE PARTNERS, L.P.

Statements of Partners' Capital

Years ended December 31, 1996 and 1995

(In thousands)

================================================================================

                                General                Preferred
                                Partners   Limited      Limited
                                (note 5)   Partners     Partners     Total
--------------------------------------------------------------------------------

Balance, December 31, 1994    $     705      69,752         650     71,107

Capital contribution                  -       2,000           -      2,000

Net loss allocation                 (92)     (9,121)          -     (9,213)
--------------------------------------------------------------------------------

Balance, December 31, 1995          613      62,631         650     63,894

Net loss allocation                 (74)     (7,337)          -     (7,411)
--------------------------------------------------------------------------------

Balance, December 31, 1996    $     539      55,294         650     56,483
===============================================================================

See accompanying notes to financial statements.

MARYLAND CABLE PARTNERS, L.P.

Statements of Cash Flows

Years ended December 31, 1996 and 1995

(In thousands)

================================================================================

                                                               1996         1995
--------------------------------------------------------------------------------

Cash flows from operating activities:
  Net loss                                              $    (7,411)     (9,213)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
    Loss on valuation of property held for sale                   -         108
    Loss on disposal of property and equipment                  375         266
    Depreciation and amortization                            19,456      18,175
    Changes in assets and liabilities:
      Accounts receivable                                       186        (292)
      Due from ML Opportunity, net                                -         159
      Prepaid expenses and other assets                        (329)         70
      Accounts payable and accrued liabilities                 (578)     (1,529)
      Accrued interest                                         (124)        (24)
--------------------------------------------------------------------------------

Net cash provided by operating activities                     11,575       7,720
--------------------------------------------------------------------------------

Cash flows from investing activities:
    Additions to property and equipment                      (8,661)     (8,896)
    Proceeds from sale of equipment                             402         147
--------------------------------------------------------------------------------

Net cash used in investing activities                        (8,259)     (8,749)
--------------------------------------------------------------------------------

Cash flows from financing activities:
    Repayment of long-term debt                              (3,340)       (518)
    Capital contribution                                          -       2,000
--------------------------------------------------------------------------------

Net cash (used in) provided by financing activities          (3,340)      1,482
--------------------------------------------------------------------------------

Net (decrease) increase in cash and cash equivalents            (24)        453

Cash and cash equivalents, at beginning of year               4,550       4,097
--------------------------------------------------------------------------------

Cash and cash equivalents, at end of year               $     4,526       4,550
================================================================================

Supplemental disclosure of cash flow information:
    Interest paid                                       $     7,474       8,260
================================================================================

See accompanying notes to financial statements.

MARYLAND CABLE PARTNERS, L.P.

Notes to Financial Statements

December 31, 1996 and 1995
--------------------------------------------------------------------------------

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     GENERAL

     Maryland Cable Partners, L.P., ("MCP" or the "Partnership") began operations on September 30, 1994 as a result of the reorganization of Maryland Cable, Inc. (MCI), under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the Bankruptcy Court).

     The Partnership was formed for the purpose of acquiring, operating and developing cable television systems. The Partnership currently owns and operates a cable television system in communities generally located in the state of Maryland, and in and around the District of Columbia.

     CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Partnership considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     PROPERTY AND EQUIPMENT

     Property and equipment in existence on the reorganization date are recorded at appraised values. Property and equipment additions subsequent to the effective date of the reorganization are recorded at cost, including all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems, and the cost of new customer installations. Maintenance and repairs are charged to expense as incurred and equipment replacements and betterments are capitalized. Property held under capital lease is stated at the present value of minimum lease payments.

     Property and equipment are depreciated using the straight-line method based on estimated useful lives as follows: buildings, 15 years; cable systems, 3 to 10 years; and vehicles and other, 3 to 10 years. Property held under capital lease is amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

     OTHER ASSETS

MARYLAND CABLE PARTNERS, L.P.

Notes to Financial Statements

December 31, 1996 and 1995
--------------------------------------------------------------------------------

     Franchise rights and goodwill are amortized on a straight-line basis over ten years. Organization costs are amortized on a straight-line basis over five years. The Partnership assesses the recoverability of intangible assets as well as the related amortization lives by determining whether the carrying value of the intangible assets can be recovered over the remaining lives through projected undiscounted future cash flows.

MARYLAND CABLE PARTNERS, L.P.

Notes to Financial Statements

--------------------------------------------------------------------------------

(1)  CONTINUED

     RECOVERABILITY OF LONG-LIVED ASSETS

     In 1996, the Partnership adopted the provisions of the Financial Accounting Standards Board's statement of Financial Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and either the discounted future cash flows estimated to be generated by those assets or the fair market value are less then the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets expected to be disposed of. The adoption of SFAS No. 121 did not impact the financial position or results of operations of the Partnership.

     In accordance with the provisions of SFAS No. 121, the Partnership periodically reviews the carrying amounts of long-lived assets, franchise rights, going concern value, and other assets to determine whether current events or circumstances indicate that the carrying amount of an asset may not be recoverable. The Partnership recognizes an impairment loss when the sum of expected future cash flows is less then the carrying amount of an asset. Considerable management judgment is necessary to estimate future cash flows. Accordingly, actual results could vary significantly from such estimates.

     REVENUES

     Revenues from basic and premium service are recognized when the service is provided. Installation revenues are recognized to the extent of direct selling costs incurred. The remainder, if any, is deferred and amortized to income over the estimated average period over which customers are expected to remain connected to the cable television system. During the years ended December 31, 1996 and 1995, installation revenues were less than direct selling costs incurred. Advance payments received from customers are deferred and included in accounts payable and accrued liabilities in the accompanying financial statements.

     INCOME TAXES

     The Partnership has not provided for income taxes since such taxes are the responsibility of the individual partners.

MARYLAND CABLE PARTNERS, L.P.

Notes to Financial Statements

--------------------------------------------------------------------------------

     DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MARYLAND CABLE PARTNERS, L.P.

Notes to Financial Statements

--------------------------------------------------------------------------------

(2)  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1996 and 1995 (in thousands):

                                                       1996         1995
     ---------------------------------------------------------------------------

     Cable systems                                 $  53,967       46,191
     Land and buildings                                2,467        2,401
     Vehicles and other                                1,664        1,268
     ---------------------------------------------------------------------------

                                                      58,098       49,860
     Accumulated depreciation                        (14,471)      (7,278)
     ---------------------------------------------------------------------------
                                                   $  43,627       42,582
     ---------------------------------------------------------------------------


(3)  OTHER ASSETS

     Other assets consist of the following at December 31, 1996 and 1995 (in thousands):

                                                       1996         1995
     ---------------------------------------------------------------------------

     Franchise rights                              $ 106,259      106,259
     Goodwill                                         14,552       14,552
     Property held for sale                              --           500
     Organization costs                                  178          178
     Other                                                15           15
     ---------------------------------------------------------------------------

                                                     121,004      121,504
     Accumulated amortization                        (27,254)     (15,137)
     ---------------------------------------------------------------------------
                                                   $  93,750      106,367
     ---------------------------------------------------------------------------

MARYLAND CABLE PARTNERS, L.P.

Notes to Financial Statements

--------------------------------------------------------------------------------

(4)  LONG-TERM DEBT

     The Partnership has outstanding borrowings on long-term debt arrangements at December 31, 1996 and 1995 as follows (in thousands):

                                                          1996        1995
     ---------------------------------------------------------------------------

     Long-term debt                                    $ 83,282      86,622
     Capital lease obligations                               32          32
     ---------------------------------------------------------------------------
                                                         83,314      86,654

     Less current maturities                             83,288       3,150
     ---------------------------------------------------------------------------
                                                       $     26      83,504
     ---------------------------------------------------------------------------

     The Amended Credit Facility provides for initial borrowings up to $87,172,000 in the form of two term loans, term loan A of $35,000,000 and term loan B of $52,172,000. Amounts borrowed under the Amended Credit Facility bear interest at either (i) the base rate or (ii) the London Interbank Offered Rate (LIBOR), in each case plus a margin of 2.00 percent to 3.25 percent. In addition, a marketing fee of .25 percent is added to the applicable margin. At December 31, 1996 and 1995, the interest rate on the debt outstanding, which was calculated based on the LIBOR rate, was 7.6 percent and 7.9 percent, respectively, for term loan A and 8.4 percent and
     8.6 percent, respectively, for term loan B. Term loan A is paid in quarterly installments ranging from $550,000 to $2,375,000 commencing in September 1995.

     The Amended Credit Facility is collateralized by all tangible and intangible assets of the Partnership and a pledge of all partnership interests in the Partnership. The Amended Credit Facility requires the Partnership to maintain various financial ratios related to the amount of outstanding indebtedness and cash flows and restricts the incurrence of additional indebtedness and payment of management fees. The carrying value of the long-term debt is considered to approximate fair value as the rates are variable based upon market rates.

     In connection with the acquisition of the Partnership by Jones Communications of Maryland, Inc. in January 1997 (note 9), both loans, plus accrued interest, were repaid in February 1997. Accordingly, the balance of both notes at December 31, 1996 is classified as current in the accompanying financial statements.

MARYLAND CABLE PARTNERS, L.P.

Notes to Financial Statements

--------------------------------------------------------------------------------

(5)  THE PARTNERSHIP

     The Partnership was formed on September 30, 1994, as a result of the reorganization of MCI, as described in further detail in note l(a) to the financial statements. On September 30, 1994, each partner agreed to contribute to the Partnership securities and other assets for which the fair market value would equal the partners' pro rata share of the Partnership. The general partner holds a 1.0 percent interest in the Partnership. Initially, ML Opportunity received a 4.9 percent common limited partnership interest in the Partnership, however, all of ML Opportunity's common limited partnership interest was purchased by certain of the holders of previously outstanding senior subordinated discount notes in accordance with the reorganization of the Partnership. Those discount noteholders who did not execute the option to purchase common limited partnership interests still have the opportunity to do so, and their economic interests are currently reflected as "Unattributed" in the Partnership Agreement. The remaining interests in the partnership were allocated 94.1 percent to the discount noteholders pro rata based on the outstanding principal amounts of their discount notes.

     The discount noteholders were also given the opportunity to subscribe to the offering of preferred limited partnership interests in an amount equal to such holder's pro rata share of $650,000, the aggregate value of the preferred limited partnership interests. Preferred limited partnership interests receive priority returns equal to 11.0 percent per annum, compounded semiannually, cumulative to the extent not paid on the specified dates, of the average daily balance of the adjusted capital contribution of each preferred limited partner. Accumulated priority returns not paid as of December 31, 1996 and 1995, approximate $177,000 and $93,000, respectively. The holders of preferred limited partnership interests do not share in the profit or loss of the Partnership but receive priority returns on their capital contributions.

     During 1995, certain of the limited partners contributed an additional $2,000,000 to the Partnership. Income and losses have been allocated to the partners of the Partnership in accordance with the terms of the partnership agreement.

(6)  RELATED PARTY TRANSACTIONS

     The Partnership has a management agreement with Marcus Cable Operating Company, L.P. ("Marcus"), an affiliated entity, whereby Marcus provides various general, administrative, and operating services to the Partnership. The management fee paid is

MARYLAND CABLE PARTNERS, L.P.

Notes to Financial Statements

--------------------------------------------------------------------------------

     4.7 percent of revenues. Pursuant to the management agreement, the Partnership incurred management fees of approximately $2,336,000 and $2,199,000 in 1996 and 1995, respectively. Management fees payable to Marcus at December 31, 1996 and 1995 of approximately $13,000 and $8,000, respectively, have been included in accounts payable and accrued liabilities within the accompanying financial statements. During 1996 and 1995, in addition to the management fee, Marcus also charged the Partnership approximately $14,000 and $55,000, respectively, for certain travel expenses associated with the management of the Partnership.

MARYLAND CABLE PARTNERS, L.P.

Notes to Financial Statements

--------------------------------------------------------------------------------


(7)  EMPLOYEE BENEFIT PLAN

     The Partnership sponsors a 401(k) plan for its employees whereby employees that qualify for participation under the plan can contribute up to 15 percent of their salary, on a before tax basis, subject to a maximum contribution limit as determined by the Internal Revenue Service. The Partnership matches participants' contributions up to a maximum of 2 percent of a participants' salary. For the years ended December 31, 1996 and 1995, the Partnership made contributions to the plan of approximately $82,000 and $75,000, respectively.


(8)  COMMITMENTS AND CONTINGENCIES

     The Company rents pole space from various companies under agreements which are generally cancelable on short notice and leases office space. Lease and rental costs charged to expense for the years ended December 31, 1996 and 1995 were approximately $191,000 and $291,000, respectively. The Partnership also has several noncancellable operating leases for office space and capital leases for office equipment. Future minimum lease payments under these operating leases and capital lease payments at December 31, 1996 are $200,000, $39,000, $12,000, and $5,000 in 1997, 1998,
     1999, and 2000, respectively.

     In October 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"). During May 1993, pursuant to authority granted to it under the 1992 Cable Act, the Federal Communications Commission ("FCC") issued its rate regulation rules which became effective September 1, 1993. These rate regulation rules required certain cable systems in franchise areas which receive certification and are not subject to effective competition, as defined, to set rates for basic and cable programming services, as well as related equipment and installations, pursuant to general cost-of-service standards or FCC prescribed benchmarks. These FCC benchmarks were based on an average 10 percent competitive differential between competitive and non-competitive systems. Effective September 1, 1993, regulated cable systems not electing cost-of-service were required to reduce rates to the higher of the prescribed benchmarks or rates that were 10 percent below those in effect on September 1, 1992.

MARYLAND CABLE PARTNERS, L.P.

Notes to Financial Statements

--------------------------------------------------------------------------------

     In February 1994, the FCC announced further changes in its rate regulation rules and announced its interim cost-of-service standards. In connection with these changes, the FCC issued revised benchmark formulas, based on a revised competitive differential of 17 percent, which became effective on May 15, 1994 or if certain conditions were met, on July 14, 1994. Regulated cable systems were required to reduce rates to the higher of the new FCC prescribed benchmarks or rates that were 17 percent below those in effect on September 1, 1992.

MARYLAND CABLE PARTNERS, L.P.

Notes to Financial Statements

--------------------------------------------------------------------------------

(8)  CONTINUED

     On February 1, 1996 Congress passed S.652, "The Telecommunications Act of 1996" (the "Act"), which was subsequently signed into law on February 8, 1996. This new law will alter federal, state and local laws and regulations for telecommunications providers and services, including the Company. There are numerous rulemakings to be undertaken by the FCC which will interpret and implement the Act. It is not possible at this time to predict the outcome of such rulemakings. Several aspects of the Act impact cable television, including the elimination of regulation of the cable programming service tier as of March 31, 1999.

     The Partnership believes that it has complied with all provisions of the 1992 Cable Act, including the rate setting provisions promulgated by the FCC. However, in jurisdictions which have chosen not to certify, refunds covering a one-year period of basic service may be ordered upon certification if the Partnership is unable to justify its rates. The amount of refund liability, if any, to which the Partnership could be subject in the event that these systems' rates are successfully challenged by franchising authorities is not currently estimable.

     Franchising authorities in various communities in which the Partnership operates its cable television system have initiated basic service rate regulation pursuant to Section 623 of the Communications Act of 1934, as amended (the "Communications Act"), and corresponding regulations of the FCC. Complaints have been filed with the FCC by various subscribers and franchising authorities pursuant to Section 623 of the Communications Act and corresponding FCC regulations challenging the reasonableness of the Partnership's rate for its cable programming service tier. The prior owner of the Cable television system, MultiVision Cable TV, and the Partnership have submitted rate justifications to these franchising authorities and filed responses to the rate complaints with the FCC. Management of the Partnership and its legal counsel believe that the outcome of the local rate proceedings and the rate complaints at the FCC cannot be predicted at this time.


(9)  SUBSEQUENT EVENT

     On January 31, 1997, Jones Communications of Maryland, Inc., a subsidiary of Jones Intercable, Inc., acquired substantially all of the assets and liabilities of the Partnership

MARYLAND CABLE PARTNERS, L.P.

Notes to Financial Statements

--------------------------------------------------------------------------------

     for a purchase price of $235 million. In connection with the terms of the purchase agreement, the loans described in note 4 were repaid in full in February 1997.

                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS


       On January 31, 1997, Jones Intercable, Inc. and subsidiaries (the "Company"), pursuant to an agreement with Maryland Cable Partners, L.P., an unaffiliated party, purchased the cable television system serving the communities of Berwyn Heights, Bladensburg, Bowie, Brentwood, Cheverly, College Park, Colmar Manor, Cottage City, Edmonston, Glenarden, Greenbelt, Hyattsville, Landover Hills, Laurel, Mt. Rainer, New Carrollton, North Brentwood, Riverdale, Takoma Park, University Park and portions of South Prince Georges County, all in the State of Maryland (the "North Prince Georges County System"). The purchase price was $231,367,000. The purchase of the North Prince Georges County System was funded by borrowings under JCH's revolving credit facility. The Company paid Jones Financial Group, Ltd. ("Financial Group") a fee of $2,115,000 upon closing of this transaction for acting as the Company's financial advisor in connection with this transaction. All fees paid to Financial Group by the Company are based upon 90% of the estimated commercial rate charged by unaffiliated financial advisors. The North Prince Georges County System is contiguous to the Company's South Prince Georges County System. The acquisition of the North Prince Georges County System allows the Company to serve all 160,000 subscribers in Prince Georges County and brings the Company's owned and managed subscriber count in the Washington, D.C. area to approximately 400,000 subscribers.

       The Unaudited Pro Forma Consolidated Balance Sheet reflects the acquisition of the North Prince Georges County System as if the transaction had occurred as of December 31, 1996. The Unaudited Pro Forma Statement of Operations for the year ended December 31, 1996 reflects the acquisition of the North Prince Georges County System, as well as the acquisition of the cable television systems serving areas in and around Manassas, Virginia (the "Manassas System"), South Prince Georges County, Maryland (the "Prince Georges County System"), Reston, Virginia (the "Reston System"), Savannah, Georgia (the "Savannah System"), the sale of Jones Galactic Radio, Inc. and the sale of Jones Satellite Programming, Inc.'s assets as if the transactions had occurred on January 1, 1996.

       The capital required to complete the acquisition of the North Prince Georges County System was provided by JCH's Revolving Credit Facility.

       The Unaudited Pro Forma Financial Statements should be read in conjunction with the Notes to Unaudited Pro Forma Financial Statements. The Unaudited Pro Forma Statement of Operations is based on historical data and may not be indicative of actual results obtained due to these transactions.

                             JONES INTERCABLE, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               December 31, 1996

                                                                 Pro Forma
                                                                Adjustments
                                                                -----------
                                                       As       North Prince
                                                    Reported   Georges County   Pro Forma
                                                    12/31/96      System        12/31/96
                                                    --------   --------------   ---------
CASH AND CASH EQUIVALENTS                         $    1,671   $       -        $  1,671

RESTRICTED CASH                                        1,016           -           1,016

RECEIVABLES                                           21,285           -          21,285

INVESTMENT IN CABLE TELEVISION
  PROPERTIES
    Property, plant and equipment, net               384,410      57,842         442,252
    Franchise Costs and Other Intangibles,
      net                                            492,219     173,525         665,744
    Investments in Domestic Partnerships              31,483           -          31,483
    Investments in Foreign Partnerships              111,767           -         111,767
                                                  ----------   ---------      ----------
      Total investment                             1,019,879     231,367       1,251,246

DEFERRED TAX ASSET, NET                                3,862           -           3,862

DEPOSITS, PREPAIDS AND OTHER                          86,416           -          86,416
                                                  ----------   ---------      ----------

TOTAL ASSETS                                      $1,134,129  $  231,367      $1,365,496
                                                  ==========  ==========      ==========

LIABILITIES AND SHAREHOLDERS'
  INVESTMENT
    LIABILITIES
      Accounts payable and accrued liabilities    $   89,563   $       -      $   89,563
      Subscriber prepayments and deposits              3,112           -           3,112
      Subordinated debentures and other debt         463,147           -         463,147
      Credit Facilities                              343,000     231,367         574,367
                                                  ----------   ---------      ----------
        Total liabilities                            898,822     231,367       1,130,189
                                                  ----------   ---------      ----------

SHAREHOLDERS' INVESTMENT
  Class A Common Stock                                   263           -             263
  Common Stock                                            51           -              51
  Additional Paid-in Capital                         395,278           -         395,278
  Accumulated Deficit                               (207,557)          -        (207,557)
  Unrealized Gain                                     47,272           -          47,272
                                                  ----------   ---------      ----------
    Total shareholders' investment                   235,307                     235,307
                                                  ----------   ---------      ----------

Total Liabilities and Shareholders' Investment    $1,134,129   $ 231,367      $1,365,496
                                                  ==========   =========      ==========

                             JONES INTERCABLE, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      For the year ended December 31, 1996

                                                                Pro Forma Adjustments
                                                         -------------------------------------

                                                       As          Other       North Prince
                                                    Reported     Sales and    Georges County
                                                    12/31/96   Acquisitions      System       Total
                                                 -----------   ------------   ------------  ---------
                                                         (In Thousands Except Per Share Data)
REVENUES FROM CABLE
  TELEVISION OPERATIONS:
  Cable Television Revenue
    Subscriber service fees                     $    248,626   $     11,567   $   52,000   $  312,193
    Management fees                                   19,104           (457)           -       18,647
    Distributions and brokerage fees                  15,483              -            -       15,483
  Non-cable Revenue                                   28,497         (8,963)           -       19,534
                                                     -------         ------      -------      -------

TOTAL REVENUES                                       311,710          2,147       52,000      365,857

COSTS AND EXPENSES:
  Cable Television Expenses
    Operating expenses                               131,529          5,459       28,500      165,488
    General and administrative
      expenses                                        16,586            667        2,100       19,353
  Non-cable operating, general
    and administrative                                28,410         (9,417)           -       18,993
  Depreciation and amortization                      131,186          4,332       23,500      159,018
                                                     -------         ------      -------      -------

OPERATING INCOME                                       3,999          1,106       (2,100)       3,005

OTHER INCOME (EXPENSE):
  Interest expense                                   (67,782)        (3,351)     (15,275)     (86,408)
  Equity in income (losses)
    of affiliated entities                            (3,473)             -            -       (3,473)
  Interest income                                      3,758              -            -        3,758
  Gain on sale of assets                               5,262              -            -        5,262
  Other, net                                          (4,424)             -            -       (4,424)
                                                     -------         ------      -------      -------

LOSS BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM                                 (62,660)        (2,245)     (17,375)     (82,280)
  Income tax provision                                     -              -            -            -
                                                     -------         ------      -------      -------

LOSS BEFORE EXTRAORDINARY
  ITEM                                               (62,660)        (2,245)     (17,375)     (82,280)

EXTRAORDINARY ITEM
  Loss on early extinguishment of debt, net
    of related income taxes                                -              -            -            -
                                                     -------         ------      -------      -------

NET LOSS                                        $    (62,660)  $     (2,245)  $  (17,375)  $  (82,280)
                                                     =======         ======      =======      =======

                          NOTES TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS



(1) The Unaudited Pro Forma Consolidated Balance Sheet reflects the acquisition of the North Prince Georges County System as if the transaction had occurred as of December 31, 1996. The Unaudited Pro Forma Statement of Operations for the year ended December 31, 1996 reflects the acquisition of the Savannah System, as well as the acquisition of the cable television systems serving areas in and around Manassas, Virginia (the "Manassas System"), South Prince Georges County, Maryland (the "Prince Georges County System") and Reston, Virginia (the "Reston System"), Savannah, Georgia (the "Savannah System"), the sale of Jones Galactic Radio, Inc. and the sale of the assets of Jones Satellite Programming, Inc., as if the transactions had occurred on January 1, 1996.

(2) The basis for the Unaudited Pro Forma Consolidated Statement of Operations is the historical financials of the Company, the Savannah System, the South Prince Georges County System, the Reston System and the Manassas System. The depreciation and amortization of the acquired systems has been adjusted to reflect the Company's basis in the assets. Interest expense has been adjusted as a result of changes in debt balances due to the above transactions. In addition, management fee revenue has been reduced to reflect the sale of certain partnership systems in connection with the above acquisitions.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      JONES INTERCABLE, INC.
                                      a Colorado corporation


Dated: April 14, 1997                 By:  /S/ Larry W. Kaschinske
                                           -----------------------
                                           Larry W. Kaschinske
                                           Controller
                                           (Principal Accounting Officer)